Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”), is entered into as of [                    ], by and between Intelligent Group Limited, a company incorporated in the British Virgin Islands with limited liability (the “Company”), and [Ms/Mr.]. [                        ] an individual (the “Executive”). The term “Company” as used herein with respect to all obligations of the Executive hereunder shall be deemed to include the Company and all of its direct or indirect parent companies, subsidiaries, affiliates, or subsidiaries or affiliates of its parent companies (collectively, the “Group”).

RECITALS

The Company desires to employ the Executive and to assure itself of the services of the Executive during the term of Employment (as defined below).

The Executive desires to be employed by the Company during the term of Employment and upon the terms and conditions of this Agreement.

AGREEMENT

The parties hereto agree as follows:

1.	POSITION

The Executive hereby accepts the position of Chief Financial Officer of the Company (the “Employment”).

2.	TERM

The Employee’s employment under this Agreement shall commence from [                  ] and shall continue unless and until it is terminated as set out in this Agreement.

3.	PROBATION

There is no probationary period.

4.	DUTIES AND RESPONSIBILITIES

The Executive’s duties at the Company will include all jobs assigned by the Company’s board of directors (the “Board”).

The Executive shall devote all of his skills to the performance of his duties at the Company and shall faithfully and diligently serve the Company in accordance with this Agreement, the Memorandum and Articles of Association of the Company as may be updated from time to time (the “Articles of Association”), and the guidelines, policies and procedures of the Company approved from time to time by the Board.

5.	NO BREACH OF CONTRACT

The Executive shall use his best efforts to perform his duties hereunder. The Executive shall not, without prior consent of the Board, be concerned or interested in any business or entity that directly or indirectly competes with the Group (any such business or entity, a “Competitor”), provided that nothing in this clause shall preclude the Executive from holding shares or other securities of any Competitor that is listed on any securities exchange or recognized securities market anywhere, provided however, that the Executive shall notify the Company in writing prior to his/her obtaining a proposed interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require.

6.	LOCATION

The Executive will be based in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) until both parties hereto agree otherwise. The Executive acknowledges that he may be required to travel from time to time in the course of performing his duties for the Company.

7.	COMPENSATION AND BENEFITS

(a)	Compensation. The Executive’s cash compensation (inclusive of the statutory welfare reserves that the Company is required to set aside for the Executive under applicable law) shall be provided by the Company in a separate schedule attached hereto (“Schedule A”) or as specified in a separate agreement between the Executive and the Company’s designated subsidiary or affiliated entity, subject to annual review and adjustment by the Company or the compensation committee of the Board. The cash compensation may be paid by the Company, a subsidiary or affiliated entity of the Company, or a combination thereof, as designated by the Company from time to time.

(b)	Equity Incentives. To the extent the Company adopts and maintains a share incentive plan, the Executive will be eligible to participate in such plan pursuant to the terms thereof.

(c)	Benefits. The Executive is eligible for participation in any standard employee benefit plan of the Company that currently exists or may be adopted by the Company in the future, including, but not limited to, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan.

8.	TERMINATION OF THE AGREEMENT

(a)	By the Company. The Company may terminate the Employment for cause, at any time, without notice or remuneration, if the Executive (1) commits any serious or persistent breach or non-observance of the terms and conditions of the Employment; (2) is convicted of a criminal offence other than one which, in the opinion of the Board, does not affect the Executive’s position as an employee of the Company, bearing in mind the nature of the Executive’s duties and the capacity in which the Executive is employed; (3) willfully disobeys a lawful and reasonable order; (4) misconducts himself and such conduct is inconsistent with the due and faithful discharge of the Executive’s material duties hereunder; (5) is guilty of fraud or dishonesty; or (6) is habitually neglectful in his duties. The Company may terminate the Employment without cause at any time with a 1-month prior written notice to the Executive or by payment of 1 month’s salary in lieu of notice.

(b)	By the Executive. The Executive may terminate the Employment at any time with a 1-month prior written notice to the Company or by payment of 1 month’s salary in lieu of notice.

(c)	Notice of Termination. Any termination of the Executive’s Employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party in accordance with the provisions of Section 20 below. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

9.	CONFIDENTIALITY AND NONDISCLOSURE

(a)	Confidentiality and Non-disclosure. The Executive hereby agrees at all times during the term of his Employment and after termination of the Executive’s Employment under this Agreement, to hold in the strictest confidence, and not to use, except for the benefit of the Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. The Executive understands that “Confidential Information” means any proprietary or confidential information of the Group, its affiliates, their clients, customers or partners, and the Group’s licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Group on whom the Executive called or with whom the Executive became acquainted during the term of his/her Employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances, information about the suppliers, joint ventures, licensors, licensees, distributors, and other persons with whom the Group does business, information regarding the skills and compensation of other employees of the Group or other business information disclosed to the Executive by or obtained by the Executive from the Group, its affiliates, or their clients, customers, or partners, either directly or indirectly, in writing, orally or by drawings or observation of parts or equipment, if specifically indicated to be confidential or reasonably expected to be confidential. Notwithstanding the foregoing, Confidential Information shall not include information that is generally available and known to the public through no fault of the Executive.

(b)	Company Property. The Executive understands that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with his/her work or using the facilities of the Group are property of the Group and subject to inspection by the Group, at any time. Upon termination of the Executive’s Employment with the Company (or at any other time when requested by the Company), the Executive will promptly deliver to the Company all documents and materials of any nature pertaining to his/her work with the Company and will provide prompt written certification of his compliance with this Agreement. Under no circumstances will the Executive have, following his/her termination, in his/her possession any property of the Group, or any documents or materials or copies thereof containing any Confidential Information.

(c)	Former Employer Information. The Executive agrees that he has not and will not, during the term of his employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which the Executive has an agreement or duty to keep in confidence, or (ii) bring into the premises of the Group any document or confidential or proprietary information belonging to such former employer, person or entity unless consented to in writing by such former employer, person or entity. The Executive will indemnify the Group and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation of the foregoing.

(d)	Third Party Information. The Executive recognizes that the Group may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees that the Executive owes the Group and such third parties, during the Executive’s Employment by the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by, the Group’s agreement with such third party.

This Section 9 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 9, the Company shall have right to seek remedies permissible under applicable law.

10.	WITHHOLDING TAXES

Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such national, provincial, local or any other income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

11.	NOTIFICATION OF NEW EMPLOYER

In the event that the Executive leaves the employ of the Company, the Executive hereby grants consent to notification by the Company to his new employer about his rights and obligations under this Agreement.

12.	ASSIGNMENT

This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that (i) the Company may assign or transfer this Agreement or any rights or obligations hereunder to any member of the Group without such consent, and (ii) in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

13.	SEVERABILITY

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

14.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the Executive and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter, other than any such agreement under any employment agreement entered into with a subsidiary of the Company at the request of the Company to the extent such agreement does not conflict with any of the provisions herein. The Executive acknowledges that he/she has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement.

15.	REPRESENTATIONS

The Executive hereby agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive hereby represents that the Executive’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to his/her Employment by the Company. The Executive has not entered into, and hereby agrees that he/she will not enter into, any oral or written agreement in conflict with this Section 15. The Executive represents that the Executive will consult his own consultants for tax advice and is not relying on the Company for any tax advice with respect to this Agreement or any provisions hereunder.

16.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

17.	ARBITRATION

Any dispute, controversy, difference or claim arising out of or relating to this contract, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. The arbitral award shall be final and binding upon both parties. Each party to this agreement agrees that it will not challenge the jurisdiction or venue provisions as provided in this Section 17.

18.	AMENDMENT

This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

19.	WAIVER

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

20.	NOTICES

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (ii) delivered by hand, (iii) otherwise delivered against receipt therefor, or (iv) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party.

21.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

22.	NO INTERPRETATION AGAINST DRAFTER

Each party recognizes that this Agreement is a legally binding contract and acknowledges that such party has had the opportunity to consult with legal counsel of choice. In any construction of the terms of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms. The Executive agrees and acknowledges that he/she has read and understands this Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Intelligent Group Limited

By:
Name:
Title:

Executive

Signature:
Name:

Effective date of this agreement:

[Signature Page to Employment Agreement]

Schedule A

Annual compensation is [                   ], i.e. monthly compensation in [                   ]